UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 22, 2022

Athersys, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33876	20-4864095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3201 Carnegie Avenue,	Cleveland,	Ohio	44115-2634
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (216) 431-9900
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported on the Current Report on Form 8-K filed by Athersys, Inc., a Delaware corporation (the “Company”), on August 17, 2022, on August 15, 2022, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with each purchaser identified on the signature pages thereto (the “Purchasers”). Pursuant to the Purchase Agreement, the Company issued and sold, and the Purchasers purchased in a registered direct offering, warrants (the “Initial Warrants”) exercisable for an aggregate of 1,920,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) (after giving effect to the Company’s 1-for-25 reverse stock split), at a price per share of $6.3850 (as adjusted from time to time in accordance with the terms thereof) for a five-year period after the six-month anniversary of August 17, 2022 (the “Closing Date”).

The Purchase Agreement contains certain restrictions that, subject to certain exceptions, prohibit the Company from issuing its Common Stock or any other securities convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock (collectively with any Common Stock, “Offered Securities”) in certain variable rate transactions for a period of 180 days following the Closing Date (the “Standstill Period”). In the event the Company proposes to offer and sell shares of Offered Securities during the 12 months following the Closing Date (each, a “Future Offering”), the Purchase Agreement gives the Purchasers the right to participate in each such Future Offering in an amount of up to 30 percent in the aggregate of any Offered Securities (the “Participation Right”).

On September 22, 2022, the Company entered into an amendment to the Purchase Agreement (the “Purchase Agreement Amendment”) with the Purchasers to, among other things, (i) amend the Initial Warrants to be exercisable for a seven-year period after the six-month anniversary of the Closing Date (the “Warrant Amendment”), (ii) reduce the Standstill Period to 150 days following the Closing Date, (iii) reduce the term and amount of the Participation Right to six months following the Closing Date and 20 percent in the aggregate of any Offered Securities, respectively, and (iv) require the Purchasers, subject to certain conditions, to participate in the event the Company proposes to offer and sell shares of Offered Securities during the six months following the Closing Date to investors primarily for capital raising purposes.

On September 22, 2022, the Company entered into the Warrant Amendment with the Purchasers in consideration for the Purchase Agreement Amendment. On September 22, 2022, in further consideration for the Purchase Agreement Amendment, the Company issued to the Purchasers, each an accredited investor, in a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, warrants (the “New Warrants”) exercisable for an aggregate of 2,000,000 shares of Common Stock (subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of Common Stock), subdivisions or combinations with respect to the Common Stock) at a price per share of $6.3850 (as adjusted from time to time in accordance with the terms thereof) for a seven-year period after the six-month anniversary of the date of issuance thereof.

The foregoing description of the Purchase Agreement Amendment, the Warrant Amendment and the New Warrants are not complete and are qualified in their entirety by references to the full texts of the Form of Purchase Agreement Amendment, the Form of Warrant Amendment and the Form of New Warrant, which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 above are incorporated by reference in their entirety into this Item 3.02.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant Amendment
4.2	Form of New Warrant
10.1	Form of Purchase Agreement Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 22, 2022

ATHERSYS, INC.

By:	/s/ Daniel Camardo
Name: Daniel Camardo Title: Chief Executive Officer